Exhibit 2.1

Control Number : 16116362

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF ORGANIZATION

I, Brian P. Kemp, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Groundfloor Real Estate 1, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 12/16/2016 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of
Atlanta and the State of Georgia on 12/16/2016

ARTICLES OF ORGANIZATION	*Electronically Filed*
Secretary of State
Filing Date: 12/16/2016 11:09:07 AM

BUSINESS INFORMATION

CONTROL NUMBER	16116362
BUSINESS NAME	Groundfloor Real Estate 1, LLC
BUSINESS TYPE	Domestic Limited Liability Company
EFFECTIVE DATE	12/16/2016

PRINCIPAL OFFICE ADDRESS

ADDRESS	75 Fifth Street NW, Suite 2170, Atlanta, GA, 30308, USA

REGISTERED AGENT'S NAME AND ADDRESS

NAME	ADDRESS
Vincent Russo	999 Peachtree St. NE, Suite 1120, Fulton, Atlanta, GA, 30309, USA

ORGANIZER(S)

NAME	TITLE	ADDRESS
Nick Bhargava	ORGANIZER	75 Fifth Street NW, Suite 2170, Atlanta, GA, 30308, USA

OPTIONAL PROVISIONS

N/A

AUTHORIZER INFORMATION

AUTHORIZER SIGNATURE	Vincent Russo
AUTHORIZER TITLE	Attorney In Fact